SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary information statement	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement
Alliance Media Group Holdings, Inc.
(Name of Registrant as Specified in Its Charter)
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Information Statement

Dated: November 10, 2014

ALLIANCE MEDIA GROUP HOLDINGS, INC.

400 N Congress Avenue Suite 130

West Palm Beach, FL 33401

(888) 607-3555

INFORMATION STATEMENT

This information statement (this “Information Statement”) is furnished to the shareholders of Alliance Media Group Holdings, Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This information is first being provided to shareholders on or about November 12, 2014.

The corporate actions involve the following proposal (the “Proposal”):

1)

The Company change its name to Alliance Bioenergy +, Inc.

2)

The Company Amend its Articles of Incorporation to change its name to Alliance Bioenergy +, Inc.

ONLY THE COMPANY’S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 1, 2014 (THE “RECORD DATE ”) ARE ENTITLED TO NOTICE OF THE PROPOSALS. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, COLLECTIVELY HELD IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSAL HAVE VOTED IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL IS APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

By: /s/ Daniel de Liege Daniel de Liege
President and Chief Executive Officer West Palm Beach, FL November 10, 2014

 ALLIANCE MEDIA GROUP HOLDINGS, INC.

400 N Congress Avenue Suite 130

West Palm Beach, FL 33401

INFORMATION STATEMENT

November 10, 2014

_________________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Alliance Media Group Holdings, Inc., a Nevada corporation (the “Company”), and is expected to be mailed to shareholders on or about November 12, 2014.

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify the Company’s shareholders, as of the close of business on October 1, 2014 (the “Record Date ”), of corporate action taken pursuant to the consent or authorization of certain shareholders of the Company. Shareholders holding in excess of a majority of the Company’s outstanding common stock have acted upon the corporate matters outlined in this Information Statement, consisting of the following:

1)

The Company change its name to Alliance Bioenergy +, Inc.

2)

The Company Amend its Articles of Incorporation to change its name to Alliance Bioenergy +, Inc.

The aforementioned action is hereinafter referred to collectively as the “Proposal”.

Who Is Entitled To Notice?

Each holder of an outstanding share of common stock or voting preferred stock of record on the close of business on the Record Date will be entitled to notice of each matter voted upon pursuant to consents or authorizations by certain shareholders who, as of the close of business on the Record Date, held in excess of fifty percent (50%) of the Company’s issued and outstanding voting shares of common and preferred stock who have voted in favor of the Proposal. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposal is required.

What Corporate Matters Did The Majority of the Shareholders Vote For And How Did They Vote?

As of October 29, 2014, the Company had received executed consents from shareholders holding a total of 19,035,316 of the Company’s 36,206,960 eligible voting shares of Company common stock, which comprises a majority of the outstanding stock eligible to vote on such matters.  The Shareholders provided consent with respect to the following matters:

1)

The Company change its name to Alliance Bioenergy +, Inc.

2)

The Company Amend its Articles of Incorporation to change its name to Alliance Bioenergy +, Inc.

What Vote Is Required To Approve The Proposal?

With respect to the Proposal, the affirmative vote of a majority of the shares of common stock outstanding on the Record Date, or 18,103,480 shares, was required for approval of the Proposal.

The Company’s shareholders that have voted in favor of the Proposal and the number of shares of common stock within their voting control as of the Record Date are described below. These shareholders had 52.588% of the shares of the Company’s voting common stock. Accordingly, these shareholders had sufficient voting shares to approve the Proposal.

Shareholders Who Voted In Favor Of The Proposal

The table below indicates the holders of shares of the Company’s common and preferred stock that have voted in favor of the Proposal.

	Stock Voted on Record Date
Name	Number	Percent(1)
AMG Energy Solutions, Inc.	6,700,000	18.505%
Daniel de Liege	4,505,000	12.442%
MWK Holdings,Inc.	3,500,000	9.667%
Willem Johan Sturm and Marie M. Sturm	3,151,316	8.704%
Joseph McNaney	1,184,000	3.270%
TOTAL	19,035,316	52.588%

(1)	Applicable percentage of ownership is based on 36,206,960 shares of common and preferred stock outstanding as of the Record Date.

BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of October 1, 2014 by: (i) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	No. of Shares (1)	% Owned (2)	Capacity
Daniel de Liege 400 N Congress Avenue Suite 130 West Palm Beach, FL 33401	4,505,000	12.442%	Officer/Director

Mark W. Koch (3) 400 N Congress Avenue Suite 130 West Palm Beach, FL 33401	4,026,000	11.119%	Director

Johan Sturm (4) 400 N Congress Avenue Suite 130 West Palm Beach, FL 33401	3,376,316	9.325%	Director

Name and Address	No. of Shares (1)	% Owned (2)	Capacity
Joseph McNaney 400 N Congress Avenue Suite 130 West Palm Beach, FL 33401	1,184,000	3.270%	Director

Ron Logan 400 N Congress Avenue Suite 130 West Palm Beach, FL 33401	100,000	*	Director

Ted R. Chasanoff (5) 400 N Congress Avenue Suite 130 West Palm Beach, FL 33401	304,308	*	Director

Michael A. Bilodeau 400 N Congress Avenue Suite 130 West Palm Beach, FL 33401	0	0.00%	Director

All officers and directors as a group (seven persons)	13,495,624	37.274%

AMG Energy Solutions, LLC (6) 400 N Congress Avenue Suite 130 West Palm Beach, FL 33401	6,700,000	18.505%	5% Holder

*  less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2)  This table is based upon 36,206,960 shares issued and outstanding as of October 1, 2014.

(3) Includes 500,000 Shares owned by Mark W. Koch, 20,000 shares owned by Marilyn Koch, 6,000 shares owned by Blake Koch and 3,500,000 shares owned by MWK Holdings, Inc., the beneficial owner of which is Mark Koch.

(4) Includes 3,151,316 shares owned by Willem Johan Sturm and Marie M Veronique Sturm JT, 112,500 shares owned by Angelique Sturm and 112,500 shares owned by Jayson Sturm.  Johan Sturm resigned as a director of the Company on November 10, 2014.

(5) Includes 196,808 shares owned by Ted Chasanoff, 7,500 shares owned by Devin Chasanoff and 100,000 shares owned by Teddy Chasanoff.

(6)  The beneficial owner of AMG Energy Solutions, LLC is Daniel de Liege.

The Company is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.

THE PROPOSAL

The Proposal comprises the following action:

1)

The Company change its name to Alliance Bioenergy +, Inc.

2)

The Company Amend its Articles of Incorporation to change its name to Alliance Bioenergy +, Inc.

Certificate of Amendment of Articles of Incorporation

Pursuant to the approval of the Proposal, the following amendment to the Company’s Articles of Incorporation shall be filed with the Nevada Secretary of State:

Paragraph 1 of the Articles of Incorporation shall be as follows:

“1.  Name of Corporation:  Alliance Bioenergy +, Inc.”

Purpose of Changing the Name of the Company

Initially, the Company) was organized as a vehicle to engage in the commercial production, distribution and exploitation of Motion Pictures and other Entertainment products. However, in December 2013, a wholly owned subsidiary of the Company (AMG Renewables, LLC) entered into an agreement to acquire the controlling interest (51%) in AMG Energy Group, LLC (“AMG Energy”), which owned a fifty percent (50%) interest of Carbolosic Corporation, LLC (“Carbolosic”), which holds an exclusive worldwide license to the University of Central Florida’s patented technology (U.S. Patent 8,062,428) known as “CTS™”. The CTS technology is a mechanical/chemical, dry process for converting cellulose material into sugar for use in the biofuels industry as well as other fine chemical manufacturing. The Company’s goal in acquiring AMG Energy is to develop the CTS technology to a commercial scale and then seek to license the technology to prospective licensees. In September 2014, the Company determined to focus all of the Company’s resources and personnel on the Company’s renewable energy holdings and future energy technologies and to divest the Company of its entertainment-related assets and subsidiaries.  The principal reasons for such action was the recognition that the Company’s entertainment-related assets were generating substantial losses and contributing little value compared to the potential management saw in the energy-related activities and to provide a clear focus and direction to the Company moving forward.  The Company therefore determined to divest and sell off, close down or discontinue the operations of its entertainment-related subsidiaries. The Board believes that the name Alliance Media Group Holdings, Inc. is no longer relevant to the new business direction of the Company and that the name Alliance Bioenergy +, Inc. is more appropriately descriptive of the new business direction of the Company.

Advantages and Disadvantages of Changing the Name of the Company

There are certain advantages and disadvantages of changing the name of the Company. The advantages include:

•	The name Alliance Bioenergy +, Inc. is more appropriately descriptive of the business of the Company.

The disadvantages include:

•

The cost and expense of implementing the change of name, including (i) the filing and dissemination of this Information Statement and legal fees and filing fees associated therewith; (ii) costs associated with the filing of an Amendment of the Company’s Articles of Incorporation with the Nevada Secretary of State and (iii) change of the Company’s trading symbol, among others.

•	Loss of the name recognition with Alliance Media Group Holdings, Inc.

Recommendation of the Board of Directors

Our Board unanimously recommended the approval of the change of the Company’s name and the proposed amendment of the Company’s Articles of Incorporation.

DESCRIPTION OF SECURITIES

Capital Stock

The Company has authorized capital of 110,000,000 shares of capital stock, 100,000,000 of which is designated Common Stock par value $.001 and 10,000,000 of which is designated Preferred Stock par value $.001. As of October 1, 2014, the Company had 36,206,960 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Each holder of shares of Common Stock par value $0.001 shall be entitled to as many votes as shall equal the number of shares of Company Common Stock held by the shareholder.  Each holder of shares of Preferred Stock par value $0.001 shall be entitled to as many votes as shall equal the number of shares of Company Common Stock issuable on conversion of the shares of Preferred Stock held by the shareholder to shares of Common Stock.

Limitation of Liability; Indemnification

The Company’s By-laws include an indemnification provision whereby we have agreed to indemnify directors and officers of the Company to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the U.S. Securities & Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Additional Information

Additional information concerning Alliance Media Group Holdings, Inc., including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at http://www.sec.gov.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

No shareholder has requested the Company to include any proposals in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one (1) or more of the shareholders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 400 N Congress Avenue Suite 130, West Palm Beach, FL 33401 or by calling the Company at (888) 607-3555 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

By Order of the Board of Directors
West Palm Beach, FL
Date: November 10, 2014	By	/s/ Daniel de Liege
__________________________ Daniel de Liege
President